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                                                                     Exhibit 3.2

                                     BY-LAWS

                                       OF

                               ANDREW CORPORATION

                           Effective February 5, 1987

                    Amended November 12, 1992 & June 3, 2003

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                                     BY-LAWS

                                       OF

                               ANDREW CORPORATION

                                    ARTICLE I

                                     OFFICES

SECTION 1. REGISTERED OFFICE AND AGENT. The registered office of the corporation in the State of Delaware shall be located at 1209 Orange, City of Wilmington, County of New Castle, and the registered agent at such address is The Corporation Trust Company. The address of the registered office may be changed from time to time by the board of directors.

SECTION 2. PRINCIPAL BUSINESS OFFICE. The principal business office of the corporation shall be located in the State of Illinois at 10500 West 153rd Street, Orland Park. The address of the principal business office may be changed from time to time by the board of directors.

SECTION 3. OTHER OFFICES. The corporation may have such other offices from time to time, either within or without the State of Delaware, as the board of directors may determine or the business of the corporation may require.

                                   ARTICLE II

                                  STOCKHOLDERS

SECTION 1. ANNUAL MEETING. The annual meeting of the stockholders shall be held at the hour of 1:30 p.m. on the second Wednesday in January of each year, or, if such day be a legal holiday, on the next business day following; provided, that if the board of directors shall determine that in any year it is not advisable or convenient to hold the meeting at such time on such day, then in such year the annual meeting shall instead be held at such time and on such other day as the board of directors shall prescribe. At each annual meeting, the stockholders shall elect the directors and transact such other business as may properly come before the meeting. If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently may be.

SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called only by the board of directors pursuant to a resolution approved by a majority of the entire board of directors.

SECTION 3. PLACE OF MEETING. The board of directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual or special

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meeting of stockholders. If no designation is made, the place of meeting shall be the principal business office of the corporation, except as otherwise provided in Section 5 of this Article II.

SECTION 4. NOTICE OF MEETING. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting or a meeting at which a proposal to merge or consolidate or sell, lease or exchange all or substantially all of the property and assets of the corporation will be considered, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, or in the case of a proposal for a merger or consolidation or sale, lease or exchange of all or substantially all of the property and assets of the corporation, not less than twenty nor more than sixty days before the date of the meeting, by or at the direction of the board of directors, the president or the secretary to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the stockholder at his address as it appears on the records of the corporation, with postage thereon prepaid.

SECTION 5. WAIVER OF NOTICE. Whenever any notice whatever is required to be given under the provisions of any statute, the certificate of incorporation or by-laws of the corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 6. NOTICE OF STOCKHOLDER BUSINESS. At any meeting of the stockholders, only such business may be conducted as shall have been properly brought before the meeting, and as shall have been determined to be lawful and appropriate for consideration by stockholders at the meeting. To be properly brought before a meeting business must be (i) specified in the notice of meeting given in accordance with Section 4 of this Article II, (ii) otherwise properly brought before the meeting by or at the direction of the board of directors, the chairman of the board or the president, or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before the meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal business office of the corporation, not later than (i) ninety days in advance of the anniversary of the prior year's annual meeting with respect to business to be transacted or an election to be held at an annual meeting of stockholders, or (ii) the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders with respect to business to be transacted or an election to be held at a special meeting of stockholders. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting, (ii) the name and address, as they appear on the corporation's stock records, of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (iv) any interest of the stockholder in such business. Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at a

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meeting except in accordance with the procedures set forth in this Section 6.
The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the by-laws, or that business was not lawful or appropriate for consideration by stockholders at the meeting, and if he should so determine, he shall so declare to the meeting and any such business shall not be transacted.

SECTION 7. FIXING RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or in order to make a determination of stockholders for any other proper purpose, the board of directors of the corporation may fix, in advance, a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty days and, for a meeting of stockholders, not less than ten days, or in the case of a merger, consolidation, sale, lease or exchange of all or substantially all of the property and assets of the corporation, not less than twenty days, immediately preceding such meeting. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, the close of business on the date next preceding the date on which notice is given, or, if notice is waived, at the close of business on the date next preceding the date on which the meeting is held, shall be the record date for such determination of stockholders. If no record date is fixed for the determination of stockholders for any other purpose, the close of business on the day on which the board of directors adopts the resolution relating thereto shall be the record date. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 7, such determination shall apply to any adjournment thereof.

SECTION 8. VOTING LIST. The officer or agent having charge of the stock ledger for shares of the corporation shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the examination of any stockholder during the whole time of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list, stock ledger or books of the corporation, or to vote at any meeting of stockholders.

SECTION 9. QUORUM. The holders of a majority of the outstanding shares of the corporation, entitled to vote on a matter, present in person or represented by proxy, shall constitute a quorum for consideration of such matter at any meeting of stockholders, unless a greater or lesser number is required by the certificate of incorporation. In no event shall a quorum consist of less than one-third of the outstanding shares entitled so to vote; provided, however, that if less than a majority of the outstanding shares entitled to vote on a matter are represented at said meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.

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SECTION 10. MANNER OF ACTING. The affirmative vote of the holders of a majority of shares present in person or represented by proxy at a meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number or voting by class is required by law or the certificate of incorporation.

SECTION 11. PROXIES. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by another person duly authorized by such stockholder. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy.

SECTION 12. VOTING OF SHARES. Each outstanding share of common stock shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders.

SECTION 13. VOTING OF SHARES BY CERTAIN HOLDERS. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

SECTION 14. NO ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by consent in writing by such stockholders.

                                   ARTICLE III

                                    DIRECTORS

SECTION 1. NUMBER. The business and affairs of the corporation shall be managed under the direction of the board of directors which shall consist of not less than six and not more than thirteen persons, with the specific number to be determined by resolution of the board of directors without further amendment to these by-laws.

SECTION 2. TERMS. Each director shall hold office until the next annual meeting of stockholders after his election or until his successor is elected and qualified or until his earlier resignation or removal.

SECTION 3. NOMINATIONS OF DIRECTOR CANDIDATES. Nominations of persons for election to the board of directors of the corporation may be made at any meeting of stockholders by or at the direction of the board of directors or by any stockholder of the corporation entitled to vote for the election of directors at the meeting. Stockholder nominations shall be made pursuant to timely notice given in writing to the secretary of the corporation in accordance with Section 6 of Article II of these by-laws. Such stockholder's notice shall set forth, in addition to the

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information required by Section 6 of Article II, as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of the corporation which are beneficially owned by such person, if any; and (iv) any other information regarding such person as would be required to be disclosed in a proxy statement soliciting proxies for election of directors filed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected). In addition, such stockholder's notice shall set forth a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination or nominations are to be made by the stockholder and a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice.

     No stockholder nomination shall be effective unless made in accordance with the procedures set forth in this Section 2. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that a stockholder nomination was not made in accordance with the by-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

SECTION 4. REGULAR MEETINGS. A regular meeting of the board of directors shall be held without notice other than this by-law immediately following the annual meeting of the stockholders. The board of directors may provide, by resolution, the date, time and place for holding of additional regular meetings of the board of directors without other notice than such resolution.

SECTION 5. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix the place for holding any special meeting of the board of directors called by them.

SECTION 6. NOTICE. Notice of any special meeting of the board of directors shall be given at least two days prior thereto by written notice delivered personally, by mail, telegram or telex to each director at his business address. If mailed, such notice shall be deemed to have been delivered when deposited in the United States mail in a sealed envelope so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to have been delivered when the telegram is delivered to the telegraph company. If notice is given by telex, such notice shall be deemed to have been delivered when the telex message is delivered to the telex operator. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

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SECTION 7. QUORUM. A majority of the directors then in office, but not less than four directors, shall constitute a quorum for the transaction of business at any meeting of the board of directors, provided, that if less than a majority of the directors then in office or less than four directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 8. MANNER OF ACTING. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors unless the act of a greater number is required by the certificate of incorporation.

SECTION 9. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders.

SECTION 10. COMPENSATION. Directors as such shall not receive any stated salaries for their services, but by resolution of the board of directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at any regular or special meetings of the board of directors; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 11. REMOVAL. Any director, or the entire board of directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all of the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.

SECTION 12. COMMITTEES. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in the resolution and within the limitations prescribed by statute, shall have and may exercise the powers and authority of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it.

SECTION 13. INTERESTED DIRECTORS. (A) No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his vote is counted for such purpose, if:

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     (1)  The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

     (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders: or

     (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

(B) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

SECTION 14. CONSENT IN LIEU OF MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the board or committee.

SECTION 15. MEETING BY CONFERENCE TELEPHONE. Members of the board of directors or any committee designated by the board may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant hereto shall constitute presence in person at such meeting.

                                   ARTICLE IV

                                    OFFICERS

SECTION 1. NUMBER. The officers of the corporation shall be a president, one or more vice presidents, one or more of whom may be designated "senior vice president" by the board of directors, a secretary and a treasurer, and such assistant secretaries and assistant treasurers or other officers, including one or more vice chairmen, as may be elected by the board of directors. Any two or more offices may be held by one person, except that no person shall hold the offices of president and secretary or assistant secretary simultaneously.

SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after

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each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal.

SECTION 3. REMOVAL. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors, with or without cause, whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the board of directors for the unexpired portion of the term.

SECTION 5. DUTIES. (A) CHAIRMAN OF THE BOARD. The board of directors may elect one of its members chairman of the board. The chairman of the board shall preside at the meetings of the stockholders and directors, and shall provide leadership to the board of directors in reviewing and advising upon matters which exert major influence on the manner in which the corporation's business is conducted. The chairman of the board shall act in an advisory capacity to the president in all matters concerning the interest and management of the corporation, and, in the event of the absence or the disability of the president, the chairman of the board shall assume all the duties and responsibilities of that office. He may sign, with the secretary or treasurer or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, and any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing or execution thereof shall be expressly delegated by the board of directors or these by-laws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed. The chairman of the board also may execute proxies on behalf of the corporation with respect to the voting of any shares owned by the corporation. In general, the chairman of the board shall perform all duties incident to the office of chairman and such other duties as may be prescribed by the board of directors.

(B) VICE CHAIRMEN OF THE BOARD. The board of directors may elect one or more of its members vice chairman of the board. In the event of the absence or disability of the chairman of the board, the vice chairmen, if more than one, in the order designated by the board of directors, or by the chairman if the board of directors has not made such a designation, shall assume all of the duties and responsibilities of the office of chairman. The vice chairmen shall perform such duties not inconsistent with these by-laws as are assigned to them by the chairman. The vice chairmen may sign, with the secretary or treasurer or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, and any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing or execution thereof shall be expressly delegated by the board of directors or these by-laws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed. The vice

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chairmen also may execute proxies on behalf of the corporation with respect to the voting of shares owned by the corporation.

(C) PRESIDENT. The president shall be the chief executive officer of the corporation, and shall have general supervision over all of the affairs of the corporation and shall determine and administer the policies of the corporation as established by the board of directors. If there is no chairman of the board, or in his absence, the president shall preside at all meetings of stockholders and at all meetings of directors. He may sign, with the secretary or treasurer or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, and any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing or execution thereof shall be expressly delegated by the board of directors or these by-laws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed. The president also may execute proxies on behalf of the corporation with respect to the voting of shares owned by the corporation. In general, the president shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors. In connection therewith, the president shall be authorized to delegate to the chairman of the board and other executive officers of the corporation such of the powers and duties of the president at such times and in such manner as he may deem advisable.

(D) VICE PRESIDENTS. Each vice president shall assist the president in the discharge of his duties as the president may direct and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors. In the absence or disability of the chairman, vice chairmen, if any, and president, the vice presidents, if more than one, in the order designated by the board of directors, or by the president if the board of directors has not made such a designation, shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to the restrictions upon the president. The board of directors may designate any vice president as a senior vice president, in which case such person shall be first in order of seniority relative to the other officers except for the chairman, vice chairmen, if any, and president. Each vice president may sign, with the secretary or treasurer or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, and any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing or execution thereof shall be expressly delegated by the board of directors or these by-laws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed.

(E) SECRETARY. The secretary shall: (1) attend all meetings of the stockholders and the board of directors, and keep the minutes of the stockholders' and the board of directors' meetings in one or more books provided for that purpose; (2) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (3) be custodian of the corporate records and the seal of the corporation and see that the seal of the corporation, if required, is affixed to all certificates for shares prior to the issuance thereof and to all documents, the execution of which on behalf of the corporation is duly authorized in accordance with the provisions of these by-laws; (4) keep or have kept a register of the post office address of each

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stockholder which shall be furnished to the secretary by such stockholder; and
(5) have general charge of and supervision over the stock ledger of the corporation. The secretary may sign, with the chairman of the board, a vice chairman of the board, if any, the president, or any vice president, certificates for shares of the corporation, and any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing or execution thereof shall be expressly delegated by the board of directors or these by-laws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed. In general, the secretary shall perform all duties incident to the office of the secretary and such other duties as from time to time may be assigned to him by the president or the board of directors.

(F) TREASURER. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors determines. He shall: (1) have charge of and be responsible for the maintenance of adequate books of account for the corporation; and (2) have charge and custody of all funds and securities of the corporation, and be responsible therefor and for the receipt and disbursement thereof. The treasurer may sign, with the chairman of the board, a vice chairman of the board, if any, the president, or any vice president, certificates for shares of the corporation, and any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing or execution thereof shall be expressly delegated by the board of directors or these by-laws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed. In general, the treasurer shall perform all duties incident to the office of the treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors.

(G) ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries, if any, or the assistant treasurers, if any, may sign, with the chairman of the board, a vice chairman of the board, if any, the president or any vice president, certificates for shares of the corporation, and any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing or execution thereof shall be expressly delegated by the board of directors or these by-laws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed. If required by the board of directors, the assistant treasurers, if any, shall give bonds for the faithful discharge of their duties in such sums and with such surety or sureties as the board of directors determines. The assistant secretaries and assistant treasurers, if any, shall perform, in general, such duties as are assigned to them by the secretary or the treasurer, respectively, or by the president or the board of directors.

(H) OTHER OFFICERS. Other officers, howsoever designated, shall have such duties as the board of directors prescribes.

SECTION 6. INTERIM CHANGES. In case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in his place during such period of absence or disability, the board of directors may from time to time delegate the powers and duties of such officer to any other officer, or any director, or any other person whom it may select.

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SECTION 7. COMPENSATION. The salaries of the officers shall be fixed from time to time in the manner specified by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation. Any payments made to an officer of the corporation, such as salary, commission, bonus, interest or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance. It shall be the duty of the board of directors to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the board of directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been fully recovered.

                                    ARTICLE V

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation and such authority may be general or confined to specific instances.

SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may from time to time select.

                                   ARTICLE VI

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. STOCK CERTIFICATES. Certificates representing shares of stock of the corporation shall be in such form as may be determined by the board of directors, shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the chairman of the board, a vice chairman of the board, if any, the president or any vice president and by the secretary or an assistant secretary, if any, or the treasurer or an assistant treasurer, if any, and may be sealed

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with the seal or a facsimile seal of the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

SECTION 2. LOST CERTIFICATES. The board of directors may from time to time make such provision as it deems appropriate for the replacement of lost, stolen or destroyed stock certificates, including the requirement to furnish an affidavit and an indemnity.

SECTION 3. TRANSFER OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon the books of the corporation. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

SECTION 4. TRANSFER AGENTS AND REGISTRARS. The board of directors may appoint one or more transfer agents and registrars and may thereafter require all stock certificates to bear the signature or facsimile thereof of any transfer agent and registrar.

SECTION 5. RULES OF TRANSFER. The board of directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issuance, transfer and registration of stock certificates of the corporation.

                                   ARTICLE VII

                                   FISCAL YEAR

     The fiscal year of the corporation shall begin on the first day of October, and end on the thirtieth day of September in each year.

                                  ARTICLE VIII

                                    DIVIDENDS

     The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its certificate of incorporation.

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                                   ARTICLE IX

                                      SEAL

     The board of directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words "CORPORATE SEAL, DELAWARE." The use of the corporate seal, however, is not mandatory.

                                    ARTICLE X

                                WAIVER OF NOTICE

     Whenever any notice is required to be given under the provisions of law, the certificate of incorporation or these by-laws, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE XI

                                   AMENDMENTS

     These by-laws may be altered, amended or repealed and new by-laws may be adopted by the board of directors or by the stockholders.

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